EXHIBIT 5.1

                 PILLSBURY MADISON & SUTRO LLP
                     235 Montgomery Street
                    San Francisco, CA 94104
                      Tel: (415) 983-1000


                              November 12, 1996




S3 Incorporated
2770 San Tomas Expressway
Santa Clara, CA  95051


          Re:  Registration Statement on Form S-8


Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by S3 Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 600,000 shares of the Company's Common Stock issuable pursuant to the Company's 1993 Employee Stock Purchase Plan (the "Stock Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Regis tration Statement.

                                  Very truly yours,

                                  /s/ PILLSBURY MADISON & SUTRO
LLP